Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1 of our report dated August 24, 2022 (except for the effects on the financial statements of the restatement described in Note 3, as to which the date is January 25, 2023), relating to the financial statements Hanryu Holdings, Inc. for the years ended December 31, 2021 and 2020 and to all references to our firm included in this Registration Statement.

/s/ BF Borgers, CPA, PC.

Certified Public Accountants

Lakewood, CO

January 25, 2023